                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 26, 1996
                                 Date of Report
                       (Date of earliest event reported)

                                  SCHAWK, INC.
                           (Exact name of Registrant
                          as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                     1-9335
                          (Commission File Number(s))

                                   36-2545354
                      (I.R.S. Employer Identification No.)

                                1695 RIVER ROAD
                             DES PLAINES, ILLINOIS
                    (Address of principal executive office)

                                     60018
                                   (Zip Code)

                                  847/827-9494
              (Registrant's telephone number, including area code)




                                  Page 1 of 5
                        Exhibit Index appears on page 4.
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ITEM 5. OTHER EVENTS

         The Registrant has announced that it has completed the acquisition of Converterscan, a supplier of digitally imaged products headquartered in Stanford, Connecticut. As part of the transaction, Schawk acquired 100 percent of the stock of Converterscan, a privately owned company with 1995 revenues of approximately $5 million. ConverterScan's operations will be merged into the Registrant's existing Atlanta, Georgia Company, LSI/Atlanta.

         This intended acquisition has been deemed not to be "significant" as defined by Instruction 4 to Item 2 of the Form 8-K. Further details of this development are contained in the press release of the Registrant dated August 26, 1996 and attached hereto as Exhibit A.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



SCHAWK, INC.
- ------------------------
(Registrant)




/s/ David A. Schawk
- -------------------------------------
President, Chief Executive Officer and Director




/s/ Marie Meisenbach Graul
- -------------------------------------
Chief Financial Officer, Treasurer, Public
Information Officer and Director





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                                 EXHIBIT INDEX

EXHIBIT A.                Registrant's Press Release Dated August 26, 1996                    Page 5





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EXHIBIT A.
NEWS
FOR IMMEDIATE RELEASE                              August 26, 1996

For further information, please contact:
Ms. Marie Meisenbach Graul
Chief Financial Officer
Schawk, Inc.  (847) 827-9494

                      SCHAWK, INC. ACQUIRES CONVERTERSCAN

         Des Plaines, IL -- August 26, 1996 -- Schawk, Inc. (NYSE-SGK), a leading imaging and information services and plastics manufacturing company, announced today that it has completed the acquisition of ConverterScan, a privately-owned company with 1995 revenues of $5 million. ConverterScan is a nationally recognized supplier of digitally imaged products for the packaging market.
         "I am pleased that ConverterScan is now a part of the Schawk Family of Companies," said David A. Schawk, Chief Executive Officer of Schawk. "This acquisition is consistent with the strategic objective of expanding Schawk's position as a leading provider of imaging products and services for our multinational clients and to take advantage of consolidation opportunities which are occurring within the imaging market."
         Mr. Schawk added, "ConverterScan brings additional clients and will enhance the product mix available to our existing clients. In order to affect greater efficiencies and technical expertise, the Company will be merging ConverterScan's Stamford, Connecticut and Atlanta, Georgia operations into Schawk's existing Atlanta Company, LSI/Atlanta."
         Schawk, Inc.'s Imaging and Information Technologies Group is a leader in the imaging industry, providing a complete line of premium imaging services and products for food, beverage and consumer products packaging as well as related marketing and advertising materials, art production design services and the management of customer' electronic data files. Through its Plastics Group, Schawk is a global manufacturer of filtration devices and thermoformed packaging for the healthcare, automotive, consumer and industrial markets.

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